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Video Messages to Shareholders

Karl J. Krapek, Lead Independent Director

Prudential Financial, Inc.

Transcript

March 21, 2017

Sharon Taylor

Hello. I am Sharon Taylor, senior vice president of Human Resources at Prudential Financial. Thanks for tuning in to watch this short video.

Joining me is Karl Krapek Prudential’s Lead Independent Director.

Karl thank you very much for taking time to share your insight about Prudential’s Board.

Sharon Taylor

Tell me a little about your background.

Karl Krapek

I joined Prudential’s Board 12 years ago. Prior to that, I held a number of senior roles at United Technologies for 20 years, including president and chief operating officer.

I share Prudential’s commitment to serving local communities. I am on the Board of Directors of Trinity Health New England, where I chair Strategic Planning. I founded and am still on the board of the Hartford Youth Scholars Foundation, and I chair the Nominating and Governance committee for the Greater Hartford Community Foundation. I also chair the Compensation Committee on the Northrop Grumman board.

Sharon Taylor

Talk about your role as Lead Independent Director.

Karl Krapek

The lead independent director is nominated by our independent peers for a term of one year but can serve up to three.

This May ends my 3-year term, and I will step down from the role of Lead Independent Director at our Annual Meeting.

Our next director will possess the same commitment to independence of thought and action that I have strived to exhibit, as did my predecessor Jim Cullen.

Sharon Taylor

What are the qualities that make Prudential’s Board special?

Karl Krapek

I joined Prudential’s Board because I share many of the same values so important to the company, such as:

A steadfast commitment to integrity, which is our solemn promise in every aspect of how we operate; a commitment to social responsibility, and a commitment to creating value through long-term strategic thinking.

Sharon Taylor

Prudential has been lauded for its governance best practices. Describe some of these practices and why they are important to shareholders.

Karl Krapek

I will start with our Board structure

1.	We structured the Lead Independent Director role so that the Lead Independent Director presides over all executive sessions where the chairman and CEO is not present, approves all board agendas, meeting schedules, and information sent to the board. As lead independent director, I am also available to meet with our investors.

2.	A majority of our directors are independent directors (11 of 13 directors)

3.	Our annual Board evaluation is overseen by an independent third party. We take these results seriously and actively incorporate feedback into our processes.

Next, our shareholder rights provisions

•	Prudential was the first company to proactively adopt proxy access

•	Our special meeting threshold is 10%, and

•	We do not have a Poison Pill

For our executive compensation practices

•	We have an annual say on pay compensation vote, which we adopted before the SEC required disclosure

•	Our robust claw back provision goes beyond the SEC’s requirements

Sharon Taylor

What is the Board’s view on talent management?

Karl Krapek

Talent management, succession planning, and diversity are critical to excellent performance and are closely correlated with shareholder value.

The Board recognizes that the talent of all employees is critical to the Company’s success.

We actively engage with senior management about key talent indicators for the overall workforce, including recruiting and development programs.

Our commitment to diversity in the company’s workforce starts with the board – two thirds of our directors are diverse.

The culture of diversity permeates throughout the organization where 50% of our U.S. employees are women and nearly 30% of our U.S. employees are people of color.

Sharon, I hope this gives our investors perspective about our Board. I know I speak for the entire Board when I say that we are committed to working on behalf of our shareholders to achieve long-term performance and value for our company.

Sharon Taylor – Thank you again for your time Karl.

Gilbert F. Casellas, Director

Prudential Financial, Inc.

Transcript

March 21, 2017

Peggy Foran

Hello. I am Peggy Foran, Prudential’s chief governance officer, senior vice president and corporate secretary. Thanks for watching this short video.

Joining me is Gilbert Casellas, Prudential director and Chairman of Prudential’s Corporate Governance and Business Ethics committee.

Gil, thank you very much for taking time to share your insight about Prudential’s Board.

Peggy Foran

Tell us about your history and how your personal and professional experience relates to the role of Chairman of the Corporate Governance and Business Ethics Committee.

Gilbert Casellas

My commitment to diversity and inclusion has shaped my professional and personal journey since childhood.

I was born and raised in Tampa; my grandparents and great grandparents came to the U.S. from Cuba, Puerto Rico and Ecuador to work as cigar makers in the late 1800’s and early 1900’s.

I lived through Jim Crow, the civil rights activism of the 1950’s and 60’s, and the Civil Rights Act of 1964, all of which left a life-long impression on me, and so I have always strived to remove obstacles, lift barriers, and do everything possible in the name of diversity and inclusion, both in my professional and community activities.

After a number of years in the private sector, I entered public service first in 1993 when I was appointed general counsel of the US Department of the Air Force. In 1994, I was appointed chairman of the Equal Employment Opportunity Commission (EEOC), which I held for 4 years.

Being the nation’s chief law-enforcement officer for equal employment in the workplace was very rewarding, because the American dream is about fairness and opportunity.

My role as vice president of Corporate Responsibility at Dell provided me the opportunity to bring together the key elements of corporate citizenship and to demonstrate how leading companies can achieve the triple bottom line - social, environmental and financial success and help the business engage with the real-life concerns of its employees, customers and other stakeholders.

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Peggy Foran

Describe the role of Prudential’s Corporate Governance and Business Ethics Committee.

Gilbert Casellas

I enjoy leading this Committee because my entire career has prepared me for this role.

The purpose of the Corporate Governance and Business Ethics Committee of Prudential is to oversee the company’s corporate governance practices, to recommend individuals for election to the Board of Directors, to oversee the ethics and conflict of interest policies of the company, and Prudential’s strategy and reputation regarding environmental stewardship, sustainability and corporate social responsibility throughout our global businesses.

Peggy Foran

What is special about Prudential’s board?

Gilbert Casellas

Our board is cohesive and collaborative.

I believe this stems from the diversity of ideas, background - over two thirds of our Board is diverse -. and the skills and experiences evident in our directors.

This is intentional. Part of our Board’s succession planning strategy is to invite candidates to join the Board who exhibit skills that not only reflect today’s business environment, but importantly, possess experience that will help the company maintain its leadership position as economic trends, technological advances, and customer demographics evolve.

Our board also respects Prudential’s history. We embody our company’s philosophy that has not wavered in over 140 years – to help people achieve financial security and peace of mind.

Peggy Foran

Why is sustainability important to Prudential, its customers and its investors?

Gilbert Casellas

At Prudential, sustainability has a very literal meaning. It describes what we do to sustain the company to keep the long term promises that we make. When our customers purchase a Prudential life insurance policy, when clients place their retirement savings with us, or when shareholders invest their capital with us, they want to be confident that Prudential will be stable and able to meet its obligations no matter when funds are needed.

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That confidence — and our reason for being — comes from the enduring value created by Prudential during its 140 year history.

Peggy Foran

How involved is the board in Prudential’s sustainability commitment?

Gilbert Casellas

At Prudential, sustainability is a powerful and authentic part of who we are and what we do. In fact, environmental and sustainability experience are part of the skills matrix we use when searching for new Board candidates.

In addition, I along with two other directors, Christine Poon and Sandy Pianalto, are on the Board’s Corporate Social Responsibility Oversight Committee, which oversees all of Prudential’s corporate social responsibility efforts and governs The Prudential Foundation.

As Board members, we believe the financial impact, environmental performance and community benefit are hallmarks of the company’s mission and its dedication to a sustainable future.

Peggy Foran

What are some of the initiatives that embody Prudential’s commitment to social responsibility?

Gilbert Casellas

One of the programs I am most proud of is our impact investing initiative.

As a company, we recognize that generating a financial return and advancing social goals are not mutually exclusive. Nevertheless, there still exist communities and individuals whose needs are underserved by traditional capital markets.

Our impact investing initiative dates back to 1976 when Prudential established a dedicated investment team to manage what was a growing portfolio of investments that all shared a common thread of community revitalization. Since that time, Prudential has invested nearly $2 billion in impact investments.

Thank you Peggy. I am so proud to be part of this fine company and to serve on its board of directors. Our commitment to create long-term value for our stakeholders is guided by our mission to keep our promises by doing business the right way.

Peggy Foran- Thank you again for your time Gil.

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